                                            FOURTH   AMENDMENT,   dated   as  of
                                            ------   ----------
                                    September 23, 1997, to the Credit Agreement,
                                    dated as of December 19, 1995 (as amended to
                                    the  date  hereof,  the "Credit Agreement"),
                                                             -----------------
                                    among  International  Mill  Service, Inc., a
                                    Pennsylvania  corporation  (the "Borrower"),
                                                                     --------
                                    EnviroSource,   Inc., a Delaware corporation
                                    (the  "Parent"), the several banks and other
                                           ------
                                    financial  institutions parties thereto (the
                                    "Lenders"),     NationsBank,     N.A.,    as
                                     -------
                                    administrative  agent  for  the  Lenders (in
                                    such capacity, the "Administrative Agent"),
                                                        ---------------------
                                    and Credit Lyonnais New York Branch, the New
                                    York   branch  of  a  banking   organization
                                    organized  under the laws of the Republic of
                                    France,   as   syndication   agent  for  the
                                    Lenders.


         PRELIMINARY STATEMENTS:
         -----------------------

         (1) The Borrower has requested that the Lenders agree to make various changes in the Credit Agreement.

         (2) The parties hereto have agreed, subject to the terms and conditions hereof, to grant the requests of the Borrower and to amend the Credit Agreement as provided herein.

         (3) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit
Agreement, as amended by, and together with, this Fourth Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").
            -----------------

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1.01. AMENDMENTS TO SECTION 1.1. (a) Section 1.01 of the Credit
         ------------  -------------------------
Agreement is hereby amended by deleting the definitions of "Indenture" and "Senior Notes" and substituting in lieu thereof the following:

                  ""Indenture":  collectively, the 1997 Indenture and
                    ---------
         the 1993 Indenture.

                  "Senior Notes":  collectively, the 1993 Notes and the
                   ------------
         Series B 1997 Notes."

         (b) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

                  ""1997  Indenture":  the  Indenture  dated as of
                    ----------------
         September 30, 1997, between the Parent and United States Trust Company of New York, as trustee, which indenture governs the terms of the Series B 1997 Notes, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "1993 Indenture": the Indenture dated as of July
                   --------------
         1, 1993, between the Parent and United States Trust Company of New York, as trustee, which indenture governs the terms of the 1993 Notes, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "1993  Notes": the 9-3/4% Senior Notes due  2003
                   ------------
         issued by the Parent pursuant to the 1993 Indenture or any refinancing thereof permitted hereunder.

                  "Series B 1997 Notes": the 9-3/4% Senior Notes
                   -------------------
         due 2003 in an aggregate face amount of $50,000,000 issued by the Parent pursuant to the 1997 Indenture, or any refinancing thereof permitted hereunder."

         (c) Schedule 1.1(b) to the Credit Agreement is hereby deleted in its entirety and Annex A attached hereto and made a part hereof for all purposes is substituted in lieu thereof.

         SECTION 1.02.  AMENDMENTS TO SECTION 2.  (a)  Section 2.6 of the Credit
         -------------  -----------------------
Agreement is hereby amended by adding the following paragraph to the end thereof:

                  "(e) Notwithstanding anything in Section 2.6(a) to the contrary, as soon as practical (but in no event later than one (1) Business Day) after the issuance of the Series B 1997 Notes, the entire amount of the Net After-Tax Cash Proceeds with respect to such Prepayment Event shall be paid to the Administrative Agent and applied to prepay the Loans together with the payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.17. Upon the earlier of (i) receipt by the Administrative Agent of such proceeds or

         (ii) 5:00 P.M., Charlotte, North Carolina time on the first Business Day following the issuance of the Series B 1997 Notes, the Revolving Credit Commitments shall automatically be reduced to $50,000,000."

         (b) Section 2 of the Credit Agreement is hereby amended by adding the following section thereto:

                  "2.18 Increase in  Commitments.  (a) Subject to the conditions
                        ------------------------
         set forth in this Section 2.18 and provided no Default or Event of Default shall have occurred and be continuing, the Revolving Credit Commitments may be increased from time to time, upon the request of the Borrower, if an existing Lender agrees to increase its Revolving Credit Commitment or any other financial institution or bank (a "New Lender") agrees to provide additional Revolving Credit Commitments. In no event shall the aggregate principal amount of the Revolving Credit Commitments exceed $65,000,000. Increases in the Revolving Credit Commitments shall be in increments of $1,000,000 and the initial minimum commitment of any New Lender shall not be less than $5,000,000.

                  (b) If any such additional Revolving Credit Commitments are provided by a New Lender, then such New Lender shall execute a joinder or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, wherein the New Lender agrees to be bound by all the terms and conditions of the Credit Agreement, as amended, applicable to Lenders and the New Lender shall thereafter be a "Lender" for all purposes of the Credit Agreement, as amended. Neither the Administrative Agent nor any of the existing Lenders shall have any obligation to provide additional Revolving Credit Commitments or to provide or identify any New Lender willing to provide additional Revolving Credit Commitments.

                  (c) Prior to the effectiveness of the increase in or addition to, as the case may be, the Revolving Credit Commitments, the Borrower shall deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, in its sole discretion, a certificate of a Responsible Officer of the Parent stating that the Borrower and the Parent are in pro forma compliance with all covenants contained in Section 7.1 of the Credit Agreement, before and after giving effect to the increase in or addition to, as the case may be, the Revolving Credit Commitments."

         SECTION  1.03.  AMENDMENTS  TO  SECTION 6.  Section  6.11 of the Credit
         -------  -----  -------------------------
Agreement is hereby amended by deleting the date "October 31, 1997" in the first and third sentences thereof and substituting the date "November 30, 1997" in lieu thereof.

         SECTION  1.04.  AMENDMENTS  TO SECTION 7. (a) Section 7.1 of the Credit
         -------  -----  ------------------------
Agreement is hereby amended by deleting subclause (a) in its entirety and substituting the following in lieu thereof:

                  "(a) Interest Coverage. Permit the ratio of (i) EBITDA for the
                       -----------------
         Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below to (ii) Consolidated Interest Expense for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

                    Fiscal Quarter                                 Ratio
                    --------------                                 -----

          Fiscal quarters from and including fourth quarter of fiscal 1995 through and including first quarter of fiscal 1996

                                                                   2.35:1.00

          Fiscal quarters from and including second quarter of fiscal 1996 through and including third quarter of fiscal 1996

                                                                    2.25:1.00

          Fiscal quarters from and including fourth quarter of fiscal 1996 through and including first quarter of fiscal 1997

                                                                    1.95:1.00

          Fiscal quarters from and including second quarter of fiscal 1997 through and including third quarter of fiscal 1997

                                                                    1.75:1.00

          Fiscal quarters from and including fourth quarter of fiscal 1997 through and including third quarter of fiscal 1998

                                                                    1.85:1.00

          Fiscal quarters from and including fourth quarter of fiscal 1998 through and including third quarter of fiscal 1999

                                                                    2.05:1.00

          Fiscal quarters from and including fourth quarter of fiscal 1999 through and including third quarter of fiscal 2000 2.25:1.00

          Fourth quarter of fiscal 2000 and all fiscal quarters
          thereafter                                                2.40:1.00"


                  (b) Section 7.1 of the Credit Agreement is hereby amended by deleting subclause (c) in its entirety and substituting the following in lieu thereof:

                  "(c) Debt Service Coverage. Permit the ratio of (i) EBITDA for
                       ---------------------
         the Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below, plus any income tax refunds received
                                           ----
         by the Parent and its Subsidiaries  during such Reference Period,  plus
                                                                            ----
         (without duplication) IU Cash Inflows received by the Parent and its Subsidiaries during such Reference Period, less (without duplication)
                                                     ----
         IU Cash Outflows from the Parent and its Subsidiaries during such Reference Period, less Cash Taxes for such Reference Period, less
                             ----                                           ----
         (without   duplication)   Landfill  Permit   Expenditures  during  such
         Reference  Period,   less  Closure  Trust  Fund  Payments  during  such
                              ----
         Reference Period to (ii) Consolidated Interest Expense for such Reference Period, plus scheduled principal payments under Indebtedness
                            ----
         of the Parent and its Subsidiaries for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter                                   Ratio
                  --------------                                   -----

         Fiscal quarters from and including fourth
         quarter of fiscal 1995 through and including
         third quarter of fiscal 1996                             1.35:1.00

         Fiscal quarters from and including fourth
         quarter of fiscal 1996 through and including
         first quarter of fiscal 1997                             1.40:1.00

         Fiscal quarters from and including second
         quarter of fiscal 1997 through and including
         third quarter of fiscal 1998                             1.05:1.00

         Fiscal quarters from and including fourth
         quarter of fiscal 1998 through and including
         first quarter of fiscal 1999                             1.60:1.00

         Second quarter of fiscal 1999 and all fiscal
         quarters thereafter                                      2.00:1.00"


                  (c) Section 7.1 of the Credit Agreement is hereby amended by deleting subclause (d) in its entirety and substituting the following in lieu thereof:


                  "(d)  Debt  to  EBITDA   Ratio.   Permit   the  ratio  of  (i)
                        ------------------------
         Consolidated Total Debt as of the last day of any fiscal quarter of the Parent referred to below to (ii) EBITDA for the Reference Period with respect to such day to be more than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter                                    Ratio
                  --------------                                    -----

         Fiscal quarters from and including fourth
         quarter of fiscal 1995 through and including
         first quarter of fiscal 1996                              4.75:1.00

         Fiscal quarters from and including second
         quarter of fiscal 1996 through and including
         third quarter of fiscal 1996                              5.00:1.00

         Fourth quarter of fiscal 1996                             5.50:1.00

         First quarter of fiscal 1997                              4.80:1.00

         Fiscal quarters from and including second
         quarter of fiscal 1997 through and including
         fourth quarter of fiscal 1997                             5.70:1.00

         Fiscal quarters from and including first
         quarter of fiscal 1998 through and including
         third quarter of fiscal 1999                              4.70:1.00

         Fourth quarter of fiscal 1999 and all fiscal
         quarters thereafter                                       4.50:1.00"


                  (d) Section 7.2 of the Credit Agreement is hereby amended by adding to the end thereof the following subsection:

                           "(l) Indebtedness of the Parent evidenced by
                   the Series B 1997 Notes, in an aggregate principal amount of up to $50,000,000."

         SECTION 1.05.  REPRESENTATIONS  AND  WARRANTIES.  The Parent  and  the
         ------------   --------------------------------
Borrower hereby represent and warrant to each Lender that:

                  (a) The representations and warranties set forth in Section 4 of the Amended Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Fourth Amendment Effective Date (as defined in Section 1.06) with the same effect as if made on and as of the date hereof or the Fourth Amendment Effective Date, as the case may be, except to the extent such repre sentations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  (b) Each of the Loan Parties is in compliance with all the terms and conditions of the Amended Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing.

                  (c) The execution, delivery and performance by each of the Borrower and the Parent of this Fourth Amendment have been duly authorized by such party.

                  (d) This Fourth Amendment constitutes the legal, valid and binding obligation of each of the Borrower and the Parent, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (e) The execution, delivery and performance by each of the Borrower and the Parent of this Fourth Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

         SECTION  1.06.  EFFECTIVENESS.   This  Fourth  Amendment  shall  become
         -------------   -------------
effective only upon satisfaction of the following conditions precedent on or prior to September 23, 1997 (the first date upon which each such condition has been satisfied being herein called the "Fourth Amendment Effective Date"):
                                        -------------------------------

                  (a) The Administrative Agent shall have received duly executed counterparts of this Fourth Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Required Lenders.

                  (b)  (i) The  representations  and  warranties  set  forth  in
         Section  1.05  shall  be  true  and  correct  on and  as of the  Fourth
         Amendment Effective Date, (ii) no Default or Event of Default has occurred or is continuing and (iii) there shall not be any action pending or any judgment, order or decree in effect which is likely to restrain, prevent or impose materially adverse conditions upon performance by any Loan Party of its obligations under the Loan Documents.

                   (c) The Borrower shall have paid in full all fees and reasonable expenses payable as of the Fourth Amendment Effective Date in connection with the Amended Agreement and the other Loan Documents.

                  (d) The Administrative Agent shall have received from each of the Guarantors duly executed Consents, in the form attached hereto as Exhibit A, which bear the authorized signatures of such Guarantors.
         ---------

                  (e) The Administrative Agent shall have received an opinion of counsel to the Borrower, the Parent and the other Loan Parties in form and substance satisfactory to the Administrative Agent.

                  (f) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates as it shall reasonably request and such other documents, legal opinions,
         instruments  and  certificates   shall  be  satisfactory  in  form  and
         substance to the Administrative Agent and its counsel. All corporate and other proceedings taken or to be taken in connection with this Fourth Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

         SECTION 1.07. CONDITION SUBSEQUENT. This Fourth Amendment shall be null
         ------------  --------------------
and void and of no force and effect if the Series B 1997 Notes are not issued on or before November 1, 1997 and all of the Net After-Tax Cash Proceeds from such issuance, which amount shall not be less than $44,000,000, shall have been paid to the Administrative Agent for application as set forth herein.

         SECTION 1.08.  APPLICABLE LAW.  THIS FOURTH AMENDMENT SHALL BE
         ------------   --------------
GOVERNED BY, AND  CONSTRUED  IN  ACCORDANCE  WITH,  THE LAWS OF THE STATE OF NEW
YORK.

         SECTION  1.09.   EXPENSES.   The  Borrower  shall  pay  all  reasonable
         -------------    --------
out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery and the Agents' and the Lenders' enforcement of this Fourth Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreements set forth in this Section 1.09 shall survive the termination of this Fourth Amendment and the Amended Agreement.

         SECTION 1.10.  COUNTERPARTS.  This Fourth Amendment may be executed in
         ------------   ------------
any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         SECTION 1.11. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) On and
         ------------  ---------------------------------------------
after the  Fourth  Amendment  Effective  Date,  each  reference  in the  Amended
Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement as amended by this Fourth Amendment.

                  (b) Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendment. Except as specifically amended above, the Amended Agreement and the Revolving Credit Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) Except as specifically provided above, the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Agent or any Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                       INTERNATIONAL MILL SERVICE, INC.



                                       By:/s/ William B. Davis
                                          --------------------
                                              Title: Treasurer


                                       ENVIROSOURCE, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       NATIONSBANK, N.A., as Administrative
                                       Agent, as Issuing Lender, as Swingline
                                       Lender and as a Lender


                                       By:/s/Thomas J. Kane
                                          -----------------
                                              Title: Vice President


                                       CREDIT LYONNAIS NEW YORK BRANCH, as
                                       Syndication Agent and as a Lender


                                       By:/s/Attila Koc
                                          -------------
                                              Title: First Vice President


                                       BANQUE PARIBAS, as a Lender



                                       By:/s/Pierre-Jean de Filippis
                                          --------------------------
                                              Title: General Manager

                                       By:/s/Deanna C. Walker
                                          -------------------
                                              Title: Assistant Vice President

                                                                       EXHIBIT A


                                     CONSENT
                                     -------

                         Dated as of September 23, 1997


         Each of the undersigned, as a Guarantor under one of the Guarantees, dated as of December 19, 1995 (each, a "Guarantee") in favor of the Agent for
                                          ---------
the Lenders parties to the Credit Agreement referred to in the foregoing Fourth Amendment, hereby consents to the Fourth Amendment and hereby confirms and agrees that (i) the Guarantee to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Fourth Amendment, each reference in such Guarantee to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended prior to the date of and by the Fourth Amendment and (ii) the Security Documents (as defined in the Credit Agreement referred to in the foregoing Fourth Amendment) to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).


                                       ALEXANDER MILL SERVICES, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Vice President & Treasurer


                                       C. BREWER TERMINALS, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       CONVERSION SYSTEMS, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer

                                       ENVIROSOURCE MANAGEMENT SYSTEMS, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       ENVIROSOURCE MANAGEMENT CORP.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Vice President & Treasurer

                                       ENVIROSOURCE TECHNICAL SERVICES, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       ENVIROSAFE SERVICES OF IDAHO, INC.



                                       By:/s/William B. Davis
                                         -------------------
                                              Title: Treasurer


                                      ENVIROSAFE SERVICES OF NORTH AMERICA, INC.



                                       By:/s/William B. Davis
                                         -------------------
                                              Title: Treasurer

                                       ENVIROSAFE SERVICES OF OHIO, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       ENVIROSAFE SERVICES OF TEXAS, INC.


                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       ENVIROSOURCE CORP.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Vice President & Treasurer


                                       ENVIROSOURCE TREATMENT & DISPOSAL
                                       SERVICES, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       ETDS, INC.



                                       By:/s/Laura M. Sillins
                                          -------------------
                                              Title: Vice President


                                       FOX HUNT FARMS, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer

                                       IU INTERNATIONAL CORPORATION



                                       By:/s/Laura M. Sillins
                                          -------------------
                                              Title: Vice President


                                       IU NORTH AMERICA FINANCE, INC.



                                       By:/s/Laura M. Sillins
                                          -------------------
                                              Title: Vice President


                                       IU NORTH AMERICA, INC.



                                       By:/s/Laura M. Sillins
                                          -------------------
                                              Title: Vice President


                                       MARCUS HOOK PROCESSING, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       McGRAW CONSTRUCTION COMPANY, INC.



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer


                                       NEOAX INVESTMENT CORP.



                                       By:/s/Laura M. Sillins
                                          -------------------
                                              Title: Vice President

                                       NOSROC CORP.



                                       By:/s/Laura M. Sillins
                                          -------------------
                                              Title: Vice President


                                       SONCOR CORP.



                                       By:/s/Laura M. Sillins
                                          -------------------
                                              Title: Vice President


                                       WAYLITE CORPORATION



                                       By:/s/William B. Davis
                                          -------------------
                                              Title: Treasurer

                                     Annex A

                          Revolving Credit Commitments



          Lender                    Percentage              Amount
         ------                     ----------              ------

NationsBank, N.A.                       45%              $22,500,000

Credit Lyonnais New York Branch         45%              $22,500,000

Banque Paribas                          10%              $ 5,000,000